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                                                                     Exhibit 8.1

                    Opinion of Stinson, Mag & Fizzell, P.C.

                               December 22, 1999

Gold Banc Corporation, Inc.
11301 Nall Avenue
Leawood, Kansas 66211

Ladies and Gentlemen:

          We have acted as counsel to Gold Banc Corporation, Inc., a Kansas corporation ("Gold Banc"), and Gold Bank, N.A., a national banking association ("Gold Bank"), in connection with the transactions contemplated by the Agreement and Plan of Reorganization, dated as of October 19, 1999 (the "Merger Agreement"), by and between Gold Banc and First Business Bancshares of Kansas City, Inc. (the "Company"), and the Bank Merger Agreement, dated as of December 10, 1999 (the "Bank Merger Agreement"), by and between Gold Bank and First Business Bank of Kansas City, N.A. (the "Bank").

          Pursuant to the Merger Agreement, the Company will be merged with and into Gold Banc, with Gold Banc being the surviving corporation (the "Merger"). In the Merger, the outstanding shares of common stock, par value $1.00 per share, of the Company, other than any shares owned by Gold Banc or the Company (which shares will be canceled), will be exchanged for fully paid and nonassessable shares of common stock, par value $1.00 per share, of Gold Banc (the "Gold Banc Common Stock").

          Pursuant to the Bank Merger Agreement, the Bank will be merged with and into Gold Bank, with Gold Bank being the surviving corporation (the "Bank Merger"). In the Bank Merger, the outstanding shares of common stock, par value $10.00 per share, of the Bank that are not owned by Gold Banc immediately prior to the Bank Merger (the "Minority Shares") will be exchanged for Gold Banc Common Stock.

          In connection with the transactions contemplated by the Merger Agreement and the Bank Merger Agreement, Gold Banc will file with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of Gold Banc Common Stock to be issued in the Merger and Bank Merger. This opinion is being furnished in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

          In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Articles of Incorporation and Bylaws of Gold Banc and Gold Bank, (iii) the Merger Agreement and the Bank Merger Agreement, and (iv) resolutions of the Board of Directors of Gold Banc and Gold Bank relating to the Merger and the Bank Merger. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In addition, we

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Gold Banc Corporation, Inc.
December 22, 1999
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have assumed that the Merger and the Bank Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement and the Bank Merger Agreement. We have also assumed that the shares of Company common stock are held as capital assets by the stockholders of the Company, and the shares of Bank common stock are held as capital assets by the stockholders of the Bank.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the completeness and authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than Gold Banc, we have assumed that such parties had the power and authority to enter into and perform their obligations thereunder and have also assumed the due authorization, execution and delivery by such parties of such documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers of Gold Banc, Gold Bank and others.

          Based upon and subject to the foregoing and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that:

          1. The Merger of the Company with and into Gold Banc will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code. The Bank Merger of the Bank with and into Gold Bank will constitute a reorganization within the meaning of sections 368(a)(1)(A) and (a)(2)(D) of the Internal Revenue Code.

          2. No gain or loss will be recognized by the stockholders of the Company who exchange all of their Company common stock solely for Gold Banc Common Stock pursuant to the Merger. Gain or loss may be recognized by stockholders of the Company with respect to cash received in lieu of a fractional share interest in Gold Banc Common Stock. No gain or loss will be recognized by the stockholders of the Bank who exchange all of their Bank common stock solely for Gold Banc Common Stock pursuant to the Bank Merger. Gain or loss may be recognized by stockholders of the Bank with respect to cash received in lieu of a fractional share interest in Gold Banc Common Stock.

          3. The tax basis of Gold Banc Common Stock received by the stockholders of the Company in the Merger will equal the tax basis of the Company common stock exchanged therefor, adjusted to reflect the impact of the payments of cash for fractional share interests in Gold Banc Common Stock. The tax basis of Gold Banc Common Stock received by the stockholders of the Bank in the Bank Merger will equal the tax basis of the

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Gold Banc Corporation, Inc.
December 22, 1999
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               Bank common stock exchanged therefor, adjusted to reflect the impact of payments of cash for fractional share interests in Gold Banc Common Stock.

          4. The holding period of Gold Banc Common Stock received by the stockholders of the Company in the Merger will include the holding period of the Company common stock exchanged therefor. The holding period of Gold Banc Common Stock received by the stockholders of the Bank in the Bank Merger will include the holding period of the Bank common stock exchanged therefor.

          Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any state, local, foreign, or other tax considerations.

          If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, and Internal Revenue Service rulings, procedures, and other pronouncements, published by the United States Internal Revenue Service. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, the reference to this opinion under the heading "Federal Income Tax Consequences" in the Registration Statement and the reference to our firm under the heading "Legal Matters" in the related Joint Proxy Statement/Prospectus which forms a part of the Registration Statement. In giving such consent we do not thereby admit or imply that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                       Very truly yours,

                                       /s/ STINSON, MAG & FIZZELL, P.C.